Exhibit 99.1

NEWS RELEASE

Thomas E. Rathjen Vice President, Investor Relations 561-989-5800 | www.nabi.com

FOR IMMEDIATE RELEASE

Nabi Biopharmaceuticals Files Form 10-K and Corrects Financial Tables

Boca Raton, Florida, March 15, 2007 – Nabi Biopharmaceuticals (Nasdaq: NABI) announced the filing of its Annual Report on Form 10-K for the fiscal year ended December 30, 2006 and re-released its 2006 fourth quarter and full-year financial results, correcting errors which appeared in its March 12, 2006 release originally announcing those results. These errors, which are corrected in the attached financial tables, primarily involved the allocation of the income tax provision for the fourth quarter of 2005 between continuing and discontinued operations, a correction to the fourth quarter 2006 basic and diluted loss per share from $0.07 to $0.06 with a corresponding correction to increase the income from discontinued operations from $0.06 to $0.07 per basic and diluted share, and certain other reclassifications. These corrections and reclassifications had no effect on the previously published full-year 2006 or 2005 results.

About Nabi Biopharmaceuticals

Nabi Biopharmaceuticals leverages its experience and knowledge in powering the immune system to develop and market products that fight serious medical conditions. The company has two products on the market today: Nabi-HB® [Hepatitis B Immune Globulin (Human)], and Aloprim™ (allopurinol sodium) for Injection. Nabi Biopharmaceuticals is focused on developing products that address unmet medical needs and offer commercial opportunities in our core business areas: Hepatitis and transplant, Gram-positive bacterial infections and nicotine addiction. For a complete list of pipeline products, please go to: http://www.nabi.com/pipeline/index.php. The company is headquartered in Boca Raton, Florida. For additional information about Nabi Biopharmaceuticals, please visit our website: http://www.nabi.com.

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Nabi Biopharmaceuticals Files Form 10-K and Corrects Financial Tables

Nabi Biopharmaceuticals

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except per share data)

	For the Three Months Ended		For the Twelve Months Ended
	December 30, 2006	December 31, 2005	December 30, 2006	December 31, 2005
Revenues	$30,343	$26,770	$89,868	$94,149
Costs and expenses:
Costs of products sold, excluding amortization of intangible assets	18,096	22,099	61,177	63,642
Royalty expense	510	484	1,535	3,623

Gross margin, excluding amortization of intangible assets	11,737	4,187	27,156	26,884
Selling, general and administrative expense	10,108	11,824	43,076	51,693
Research and development expense	9,671	13,234	37,572	60,906
Amortization of intangible assets	69	131	273	676
Other operating expense, principally freight	98	76	495	348
Impairment of vaccine manufacturing facility	—	19,842	—	19,842
Write-off of manufacturing right	—	2,684	—	2,684

Operating loss	(8,209)	(43,604)	(54,260)	(109,265)
Interest income	1,232	1,350	4,148	4,094
Interest expense	(928)	(1,043)	(3,724)	(2,523)
Other expense, net	(367)	(372)	(38)	(483)

Loss from continuing operations before benefit (provision) for income taxes	(8,272)	(43,669)	(53,874)	(108,177)
Benefit (provision) for income taxes	10	(15,725)	162	2,610

Loss from continuing operations	(8,262)	(59,394)	(53,712)	(105,567)
Discontinued operations
Income (loss) from discontinued operations	4,283	(11,824)	(4,991)	(21,180)
Provision for income taxes	(10)	(4,361)	—	(1,702)

Income (loss) from discontinued operations	4,273	(16,185)	(4,991)	(22,882)

Net loss	$(3,989)	$(75,579)	$(58,703)	$(128,449)

Basic and diluted loss per share
Continuing operations	$(0.13)	$(0.99)	$(0.88)	$(1.76)
Discontinued operations	0.07	(0.26)	(0.08)	(0.39)

Basic and diluted loss per share	$(0.06)	$(1.25)	$(0.96)	$(2.15)

Basic and diluted weighted average shares outstanding	61,473	60,231	60,936	59,862

SUPPLEMENTAL INFORMATION:
Sales by Operating Segment
Biopharmaceutical Products	$16,644	$11,367	$40,093	$48,231
Antibody Products:
Specialty antibodies	7,019	8,815	26,945	22,936
Non-specific antibodies	6,680	6,588	22,830	22,982

Total antibodies	13,699	15,403	49,775	45,918

Total	$30,343	$26,770	$89,868	$94,149

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Nabi Biopharmaceuticals Files Form 10-K and Corrects Financial Tables

Nabi Biopharmaceuticals

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, amounts in thousands)

	December 30, 2006	December 31, 2005
Cash and cash equivalents	$86,227	$101,762
Marketable securities	32,500	5,172
Restricted cash	805	816
Trade accounts receivable, net	20,377	19,688
Inventories, net	19,260	20,500
Prepaid expenses and other current assets	2,654	3,449
Current assets of discontinued operations	13,341	81,215
Property, plant and equipment, net	88,329	93,865
Intangible assets, net	1,683	1,955
Other assets, net	701	914

Total assets	$265,877	$329,336

Trade accounts payable and accrued expenses	$24,384	$30,075
Current liabilities of discontinued operations	20,554	16,966
2.875% convertible senior notes, net	109,313	109,145
Non-current liabilities of discontinued operations	—	10,707
Other liabilities	238	616
Stockholders’ equity	111,388	161,827

Total liabilities and stockholders’ equity	$265,877	$329,336

Capital expenditures were $2.6 million and $8.5 million for the years ended December 30, 2006 and December 31, 2005, respectively.

Depreciation and amortization expenses from continuing operations were $7.9 million and $10.7 million for years ended December 30, 2006 and December 31, 2005, respectively.

The condensed consolidated balance sheets have been derived from the audited balance sheets. Certain items in the 2005 condensed consolidated financial statements have been reclassified to conform to the current year’s presentation.